CONSENT, WAIVER AND FIFTH AMENDMENT TO
                                CREDIT AGREEMENT


     THIS CONSENT, WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is dated as of January 30, 1997, and is by and between VIDEO LOTTERY TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") and FIRST BANK NATIONAL ASSOCIATION, as administrative bank (the "Administrative Bank"), and FIRST BANK NATIONAL ASSOCIATION as the sole Bank party (the "Bank") to that certain Credit Agreement dated as of February 16, 1995, among the Borrower, the Administrative Bank and such Bank, as amended by that certain Amendment No. 1 to Credit Agreement and Waiver dated as of June 26, 1995, Second Amendment to Credit Agreement dated as of March 4, 1996, Third Amendment to Credit Agreement dated as of April 30, 1996 and Waiver and Fourth Amendment to Credit Agreement dated August 19, 1996 (as so amended, the "Credit Agreement"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

                                    RECITALS

     WHEREAS, the Borrower has requested that the Administrative Bank and the Bank consent to the EDS Settlement, amend certain provisions of the Credit Agreement and waive the Borrower's and its Subsidiaries' compliance with certain provisions of the Credit Agreement; and

     WHEREAS, the Administrative Bank and the Bank are willing to do so subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE I - CONSENT

     The Administrative Bank and the Bank hereby consent to the consummation of the EDS Settlement. This consent is limited to the EDS Settlement as set forth in the EDS Settlement Documents in effect on the date of this Amendment.

                 ARTICLE II - AMENDMENTS TO THE CREDIT AGREEMENT

     2.1 Amendments to Credit Agreement.  The Credit Agreement is hereby amended
         ------------------------------
as follows:

          (a) Section 1.1 of the Credit Agreement is amended by respectively amending the definitions of "Change of Control," "Permitted Redemptions," "Restricted

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          Contracts,"  "Revolving Credit  Commitment" and "Termination  Date" to
          read as follows:

                    "`Change of Control': The earlier to occur of: (a) a `Change of Control' as defined in the EDS Note; or (b) the occurrence after the date of this Agreement of any event where any Person or Persons acting together which would constitute a `group' for purposes of Section 13(d) (or any successor provision) of the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto and the rules and regulations promulgated thereunder (such Person or Persons together with its or their Related Parties being a `Restricted Holder') shall beneficially own at least 40% of the aggregate voting power of all classes of the Borrower's stock entitled to vote generally in the election of the Borrower's directors; or (b) any Restricted Holder shall succeed in controlling the election of a majority of the Borrower's board of directors or directing the Borrower's management policies.

                    `Permitted Redemptions': Redemptions made by the Borrower of its stock: (a) held by the Administrative Bank; or (b) pursuant to the EDS Settlement Agreement in accordance with the terms of EDS Settlement Documents in effect on the date of the Consent and Fifth Amendment to Credit Agreement dated as of January 30, 1997 (the Fifth Amendment') among the Borrower, the Administrative Bank and the Bank.

                    `Restricted Contract(s)': (a) The Material Contracts
               identified on Schedule 1.1 (Restricted Contracts) attached to that certain Waiver and Fourth Amendment to Credit Agreement dated as of August 19, 1996 (the `Fourth Amendment') among the Borrower, the Administrative Bank and the Banks and incorporated into this Agreement by reference; (b) each other now existing or hereafter arising Material Contract other than any Third-Party Financed Material Contract in which the Administrative Bank has released its lien in accordance with Section 25 of that certain Security Agreement, Pledge and Assignment: Equipment, Inventory, Securities and Intellectual Property dated as of the date of the Fifth Amendment (the "Masterlink Security Agreement") made by the Borrower and AWI in favor of the Administrative Bank and the ratable benefit of the Banks; and (c) each now existing or hereafter arising Technology License; provided, however, that:
               (x) no such Material Contract or Technology License shall be a Restricted Contract if the Lien in favor of the Administrative Bank for itself and the ratable benefit of the Banks does not attach to such Material Contract or Technology License in accordance with the proviso clause set forth in ARTICLE II of the AWI Security Agreement; and (y) the term of each Material Contract shall be deemed to include any period when: (i) the Restricted Contract Obligor has exercised its rights under such Material Contract, through its right of usufruct or otherwise, to employ the Borrower's or any of its Subsidiaries assets; and (ii) the Bank has entered into


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               a replacement, substitute or other contract with any Restricted
               Contract Obligor following the occurrence of an Event of Default.

                    `Revolving Credit Commitment': The maximum unpaid principal amount of Revolving Loans and Letter of Credit Obligations which may from time to time be outstanding hereunder, being $10,000,000.00 for Revolving Loans and $9,500,000.00 for Letter of Credit Obligations, as the same may be reduced from time to time pursuant to Section 4.3 and, as the context may require, the agreement of the Banks to make Revolving Loans to the Borrower and of First Bank to issue Letter of Credit for the account of the Borrower and of each Bank to purchase Letter of Credit Participations, in each case subject to the terms and conditions of this Agreement.

                    `Termination Date': The date which is the earlier of: (a)
               February 28, 1998; or (b) the date upon which the obligation of the Banks to make Revolving Loans is terminated pursuant to
               Section 10.2."

               (b) Section 1.1 of the Credit Agreement is further amended by adding the following definitions of "AWI Sale," "EDS/AWI Scheduled Inventory," EDS/AWI Scheduled Inventory Net Proceeds," "EDS Bank License Agreement," "EDS Deed of Trust," "EDS Deed of Trust Parity Agreement," "EDS Intercreditor Agreement," "EDS Mandatory Prepayments," "EDS Note," "EDS Obligations," "EDS Security Agreement," "EDS Settlement," "EDS Settlement Agreement," "EDS Settlement Documents," "Fair Market Value," "Mandatory Prepayment Event," "Route Business Subsidiary, "Route Business Subsidiary Sale, "Technology License," "Third-Party Financed Material Contract," and "VLC Sale":

                    "`AWI Sale': Any sale of all or substantially all of the
               assets of AWI or the Borrower's equity interest in AWI in any transaction (or related series of transactions) permitted by
               Section 9.2(d)(iii) or otherwise approved by the Administrative Bank and the Banks. For purposes of this definition, "substantially all" shall include, without limitation, any EDS Mandatory Prepayment Event arising from the sale of all or substantially all of AWI's assets or the Borrower's equity interest in AWI.

                    `EDS/AWI Scheduled Inventory': The `Scheduled Equipment and
               Inventory' described in the EDS Security Agreement in effect on the date of the Fifth Amendment.

                    `EDS/AWI Scheduled Inventory Net Proceeds': The difference between: (a) the gross proceeds received by the Borrower or AWI from the sale, lease, assignment or other disposition of EDS/AWI Scheduled Inventory, excluding the use of any such inventory in accordance with any state on-line lottery contract and in a manner that does not involve the transfer of title to


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               such inventory, and including without limitation, an actual or constructive loss of such property and any insurance payments in respect thereof, an agreed or compromised loss of such property, or the taking of any property under the power of eminent domain, minus (b) such duties, transfer taxes, ad valorem taxes and similar taxes imposed on and paid by the Borrower or AWI as a consequence of such a sale or disposition of such property other than taxes measured by the net income of the Borrower or AWI. For purposes of this paragraph, if any portion of the consideration received or receivable by VLT or AWI from such sale shall be in a form other than cash, such consideration shall be valued at its Fair Market Value.

                    'EDS Deed of Trust': The Deed of Trust, Assignment of Leases
               and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of the date of the EDS Settlement Agreement in favor of American Land Title Insurance Company, as trustee (the `Trustee'), for the benefit of EDS covering the property lying in Gallatin County, Montana and more particularly described on Exhibit A attached thereto (the `Mortgaged Property').

                    `EDS Deed of Trust Parity Agreement': The Deed of Trust
               Parity Agreement dated as of the date of the EDS Settlement Agreement among VLT, EDS, and the Bank.

                    `EDS Intercreditor Agreement': The Intercreditor Agreement
               dated as of the date of the EDS Settlement Agreement between EDS and the Administrative Bank, which Intercreditor Agreement includes the Bank Masterlink Protections Priority Addendum attached thereto.

                    `EDS Mandatory Prepayments': The prepayments required to be made by the Borrower and AWI upon the occurrence of a `Mandatory Prepayment Event' as described in the EDS Note in effect on the date of the Fifth Amendment.

                    `EDS Note': The $27,000,000 Promissory Note jointly and
               severally made by the Borrower and AWI payable to EDS together with each renewal, replacement and substitute note therefor.

                    `EDS Obligations': The `Obligations' as defined in the EDS
               Security Agreement.

                    `EDS Security Agreement': The Security Agreement, Pledge and
               Assignment: Equipment, Inventory, Securities and Intellectual Property dated as of the date of the EDS Settlement Agreement pursuant to which the Borrower and certain of its Subsidiaries have granted to EDS a Lien in the


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               collateral described on Exhibit A attached thereto (the `EDS
               Security Agreement Collateral').

                    "`EDS Settlement': The transactions contemplated by the EDS
               Settlement Agreement and the other EDS Settlement Documents.

                    `EDS Settlement Agreement': The Master Settlement Agreement
               dated as of January 30, 1997 among the Borrower and certain of its Subsidiaries, on the one hand, and EDS and certain of its subsidiaries, on the other.

                    `EDS Settlement Documents': The EDS Settlement Agreement,
               the EDS Note, the EDS Deed of Trust, the EDS Security Agreement and each other document executed and/or delivered by the Borrower or any of its Subsidiaries as a condition to consummating the EDS Settlement, in each as amended, modified, supplemented or restated from time to time as permitted by Section 9.21.

                    `Fair Market Value': The Fair Market Value of any non-cash consideration from the sale of EDS/AWI Scheduled Inventory shall be determined as follows:

                    (a) any debt instrument shall be valued at its face amount;

                    (b) any equity security for which there is an established public market shall be valued at the established trading price for such security on the date on which it is deliverable to (or upon the order of) the Borrower or AWI;

                    (c) any other non-cash consideration shall have the value established by an appraisal prepared by an appraiser selected jointly by VLT, AWI, EDS and the Administrative Bank at least 45 days prior to the date on which such consideration is deliverable to the Borrower or AWI, or, if the Borrower, AWI, EDS and the Administrative Bank do not agree on an appraiser, by a panel of four appraisers, one of which shall be selected by the Borrower and AWI, one of which shall be selected by EDS, one of which shall be selected by the Administrative Bank and the fourth of which shall be selected by the three appraisers previously selected. Such appraisers must have experience in the appraisal of property of the same type as the subject consideration, and each appraiser shall submit to the Borrower, AWI,


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



          EDS and the Administrative Bank a written estimate of value. If there is more than one written estimate and such estimates differ, the Fair Market Value shall be the arithmetical average of all such estimates. The Borrower shall use, and shall cause AWI to use, their best efforts to provide to all appraisers such access to records of, and access to the physical consideration, in order to permit the development of those estimates. The cost of such appraisals shall be borne equally by the Borrower and AWI as an entity, EDS and the Administrative Bank.

               `Mandatory Prepayment Event': The occurrence of any AWI Sale, any VLC Sale, any sale of any EDS/AWI Scheduled Inventory or any receipt by the Borrower or any of its Subsidiaries of a payment or payments under a Technology License (or similar technology transfer) of any part of the `Masterlink Protections' (as defined in the Masterlink Security Agreement referred to below) (the `Masterlink Protections') for its use in operating on-line lottery systems anywhere in the world where such payment, when aggregated with all other prior payments under such Technology License exceed $7,500,000 for a given country.

               `Route Business Subsidiary': Raven's D & R Music, Inc. (`Raven's'), Automatic Music Service of Billings, Inc. (`Automatic Music') and Automation First, Inc. (`Automation').

               `Route Business Subsidiary Sale': Any sale of all or substantially all of the assets of any Route Business Subsidiary or the Borrower's equity interest in any Route Business Subsidiary in any transaction (or related series of transactions) approved by the Administrative Bank and the Banks.

               `Technology License': Any license (or similar technology transfer) between the Borrower or any of its Subsidiaries and a third party pursuant to which the Borrower or its Subsidiary permits its intellectual property to be used by such third party in connection with the operation of video lottery, on-line lottery or computerized wagering systems.

               `Third-Party Financed Material Contract': Any Material Contract entered into by the Borrower or any of its Subsidiaries after the date of the Fifth Amendment with a state lottery where: (a) the Borrower's or its Subsidiaries' performance of its respective initial obligations under such Material Contract require Consolidated Capital Expenditures of at least $5,000,000.00; and (b) another Person (other than one of the Borrower's Subsidiaries or Related Parties) finances (or enters into a binding commitment to finance) at least 50% of such Consolidated Capital Expenditures; provided,


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          however, that any Indebtedness must be permitted under Section 9.10(d)
          at the time incurred.

               `VLC Sale': Any sale of all or substantially all of the assets of VLC or the Borrower's equity interest in VLC in any transaction (or related series of transactions) permitted by Section 9.2(d)(iii) or otherwise approved by the Administrative Bank and the Banks. For purposes of this definition, `substantially all' shall include, without limitation, any EDS Mandatory Prepayment Event arising from the sale of all or substantially all of VLC's assets or the Borrower's equity interest in VLC."

          (c) Section 2.7 of the Credit Agreement is amended by adding the following new subsection "(j)":

               "(j) Cash Collateral Account. The Borrower and First Bank agree that, so long as no Default or Event of Default has occurred and is continuing:

                    (i) if any Letter of Credit issued by First Bank for the
               account of CNA Surety Companies (or any beneficiary on any replacement or substitute Letter of Credit) to secure AWI's performance of a CNA Material Contract (the `CNA Letter(s) of Credit') is cancelled or reduced (other than pursuant to a draw thereon), then the amount of such cancellation or reduction shall be deemed to have cancelled or reduced, on a dollar for dollar basis, the CNA Letters of Credit secured by the Cash Collateral Account established by the Letter of Credit Applications for the CNA Letters of Credit;

                    (ii) Contemporaneously with such cancellation or reduction, the Borrower authorizes the Administrative Bank to prepay the Term Loans in accordance with Section 4.2(d)(i) by the amount of such cancellation or reduction."

          (d) Sections 3.1(a) and (b) of the Credit Agreement are respectively amended in their entirety to read as follows:

          "Section 3.1 Interest.

                    (a) Revolving Loans.

                         (i) Subject to the provisions of Section 3.1(a)(ii),
                    the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date of such Revolving Loan until the Maturity thereof:


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




                                   (A) With respect to each Reference Rate
                              Loan Unit comprising a portion of such Revolving Loan, at a fluctuating rate per annum equal at all times to: (1) the Reference Rate through August 31, 1997; or (2) the sum of the Reference Rate plus one percent (1.00%) per annum thereafter; and

                                   (B) With respect to each Eurodollar Rate
                              Loan Unit comprising a portion of such Revolving Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Eurodollar Rate (Reserve Adjusted) in effect for such Interest Period plus: (1) two and one-quarter percent (2.25%) per annum through August 31, 1997; or (2) three and one-quarter percent (3.25%) per annum thereafter.

                         (ii) Notwithstanding the provisions of Section
                    3.1(a)(i), at all times after the occurrence and during the continuance of any Event of Default, the Borrower agrees to pay interest on the outstanding principal amount of each Revolving Loan from the date on which the Administrative Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the Reference Rate plus: (A) two percent (2.0%) per annum through August 31, 1997; or (B) three percent (3.0%) per annum thereafter.

                    (b) Term Loans.

                         (i) Subject to the provisions of Section 3.1(b)(ii),
                    the Borrower agrees to pay interest on the outstanding principal amount of each Term Loan from the date of such Term Loan until the Maturity thereof as follows:

                                   (A) with respect to each Reference Rate
                              Loan Unit comprising a portion of such Term Loan, at a fluctuating rate per annum equal at all times to: (1) the Reference Rate through August 31, 1997; or (2) the sum of the Reference Rate plus one percent (1.00%) per annum thereafter;

                                   (B) with respect to each Eurodollar Rate
                              Loan Unit comprising a portion of such Term Loan, at a rate per annum equal at all times during the Interest Period relating to such Eurodollar Rate Loan Unit to the sum of the Eurodollar Rate (Reserve Adjusted) in effect for such Interest Period plus: (1) two and one-quarter percent (2.25%) per annum through


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                              August 31, 1997; or (2) three and one-quarter
                              percent (3.25%) per annum thereafter.

                         (ii) Notwithstanding the provisions of Section
                    3.1(b)(i), at all times after the occurrence and during the continuance of any Event of Default, the Borrower agrees to pay interest on the outstanding principal balance of each Term Loan from the date on which the Administrative Bank notifies the Borrower of such Event of Default at a rate per annum at all times equal to the sum of the Reference Rate plus: (A) two percent (2.0%) per annum through August 31, 1997; or (B) three percent (3.0%) per annum thereafter."

          (e) Section 4.2 of the Credit Agreement is amended by: (i) relettering subsection "(d)" thereof as subsection "(f)"; (ii) adding the following new subsections "(d)" and "(e)"; and (iii) amending newly relettered subsection "(f)" to read as set forth below:

               "(d) Partial Mandatory Prepayment of all Loans. The Borrower shall prepay the Loans as follows:

                    (i) Contemporaneously with the cancellation or reduction
               (other than by a drawing thereon) of any CNA Letter of Credit, the Borrower shall prepay the Loans by the amount of such cancellation or reduction.

                    (ii) Contemporaneously with the Borrower's or any of its
               Subsidiaries' receipt of any cash proceeds from the sale, lease, assignment or other disposition of EDS/AWI Scheduled Inventory of the Borrower or AWI, excluding the use of any such inventory in accordance with any Material Contract and in a manner that does not involve the transfer of title to such EDS/AWI Scheduled Inventory, and including without limitation, an actual or constructive loss of such property and any insurance payments in respect thereof, an agreed or compromised loss of such property, or the taking of any property under the power of eminent domain of any EDS/AWI Scheduled Inventory, the Borrower shall use such cash proceeds to prepay the Loans by an amount which, when aggregated with all prior payments under subsection (ii), does not exceed 30% of the amount of the EDS/AWI Scheduled Inventory Net Proceeds received by such Person; provided, however, that:

                         (A) if non-cash consideration is received for any
                    EDS/AWI Scheduled Inventory, then the percentage applicable to each cash payment (including, without limitation, any down payment) received by the Borrower or AWI shall be increased


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                                        to 50% until such time as the Borrower
                                        shall have prepaid the required 30% of
                                        EDS/AWI Scheduled Inventory Net
                                        Proceeds;

                         (B) if the transaction (or related series of
                    transactions) combines the sale of EDS/AWI Scheduled Inventory and a Technology License, then the required prepayment from received cash proceeds under this subsection
                    (ii) shall be the greatest of:

                                   (1) 30% (or 50% if subsection (A) of
                              this proviso clause is operative) of EDS/AWI
                              Scheduled Inventory Net Proceeds if the
                              consideration for the sale of the EDS/AWI
                              Scheduled Inventory is separately stated and is greater than $500.00 per Excalibur or Ovation computer terminal sold in such transaction;

                                   (2) $250.00 times the number of
                              Excalibur or Ovation computer terminals sold in such combined transaction; or

                                   (3) the amount of the EDS Mandatory
                              Prepayment required to be made to EDS with respect to such transaction (or related series of transactions).

                         (C) the required maximum prepayment percentage of 30%
                    of EDS/AWI Scheduled Inventory Net Proceeds shall be increased to 60% (or 100% if subsection (A) of this proviso clause is operative) upon payment in full of the EDS Obligations.

                    (iii) Contemporaneously with the Borrower's or any of its
               Subsidiaries' receipt of cash proceeds from any Route Business Subsidiary Sale, the Borrower shall prepay the Term Loans by the following amounts:

                         (A) $1,000,000.00 if all of the Route Business
                    Subsidiaries are sold in any transaction (or related series of transactions);

                         (B) $ 500,000.00 if Raven's is one of the Route
                    Business Subsidiaries sold in any such Route Business Subsidiary Sale which does not involve all of the Route Business Subsidiaries;



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



                         (C) $ 400,000.00 if Automatic Music is one of the Route
                    Business Subsidiaries sold in any such Route Business Subsidiary Sale which does not involve all of the Route Business Subsidiaries; and/or

                         (D) $ 100,000.00 if Automation First is one of the
                    Route Business Subsidiaries sold in any such Route Business Subsidiary Sale which does not involve all of the Route Business Subsidiaries.

                    (iv) Contemporaneously with the Borrower's or any of its
               Subsidiaries' receipt of a payment or payments under a Technology License of any part of the Masterlink Protections for its use in operating on-line lottery systems anywhere in the world, the Borrowers shall prepay the Loans by an amount equal to 25% of the portion of such payments which, when aggregated with all other prior payments under such Technology License, exceed $7,500,000 for a given country.

                    (v) The prepayments on the Loans required by this Section
               shall be first equally applied against the principal balance of each Term Loan or, if the Term Loans have been paid in full, against the Revolving Loans.

               (e) Full Mandatory Prepayment of all Loans. The Borrower shall prepay all Obligations contemporaneously with the closing of any AWI Sale or VLC Sale. The prepayment required by this Section shall include, without limitation, the aggregate face amount of all Letters of Credit then outstanding. Amounts paid by the Borrower with respect to the Letters of Credit shall be made directly to an interest-bearing collateral account maintained at First Bank for application to the Borrower's reimbursement obligations under Section 2.7(d) as payments are made on the Letters of Credit, with the balance, if any, to be applied to the other Obligations.

               (f) Application of Prepayments. Each prepayment of any Term Loan shall be applied to the unpaid installments of such Loan in the inverse order of their maturities except that prepayments of the Term Loans pursuant to subsection (d) above shall be applied against unpaid installments of such Loan in the order of their maturities. Subject to the immediately preceding sentence, the Banks shall apply prepayments first to Reference Rate Loan Units, then to Eurodollar Rate Loan Units having an Interest Period ending on such day of prepayment and then to other Eurodollar Rate Loan Units."



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



          (f) Section 4.3 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 4.3 Mandatory Reduction of Revolving Credit Commitment. The Revolving Credit Commitment shall be permanently reduced by the amount of: (a) each mandatory prepayment on the Revolving Loans pursuant to Section 4.2(d) or (e) and (b) each reduction in the Letter of Credit Obligations occurring after August 19, 1996 as a result of a reduction in the amount available to be drawn on the Letters of Credit which does not result from a drawing thereon. The reduction in the Revolving Credit Commitment shall be applied to the Individual Revolving Credit Commitments of the Banks pro rata in accordance with their Percentages."


          (g) ARTICLE VIII is further amending by adding the following new
     Section 8.14:

               "Section 8.14 Masterlink Protections Co-operation. If, at any Quarterly Measurement Date, the Borrower's Consolidated Cash Flow Leverage Ratio exceeds 3.5 to 1.0 or Consolidated Debt Service Coverage Ratio is less than 2.0 to 1.0, the Borrower, immediately, but in no event more than ten (10) Business Days' after the Administrative Bank requests that the Borrower deposit copies of all software programs necessary or convenient to the Borrower's or any of its Subsidiaries' performance of a Restricted Contract into escrow, shall execute and deliver, and shall cause each of its relevant Subsidiaries to execute and deliver, an escrow agreement substantially similar in terms to the "Source Code Escrow Account" constituting one of the EDS Settlement Documents and deposit the required software into the escrow created thereby."

          (h) Section 9.2 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 9.2 Sale of Assets. Except for Permitted Liens, sell, transfer, lease, or otherwise convey, by license or otherwise: (a) any Consolidated Current Asset or any EDS/AWI Scheduled Inventory except in connection with: (i) sales of equipment or inventory permitted by subsection (d)(i) below; (ii) sales of long-term notes and contracts receivables permitted by subsection (d)(ii) below; or (iii) any AWI Sale or VLC Sale or any Route Business Subsidiary Sale where the Borrower prepays the Obligations in accordance with Section 4.2(d)(iii) or (e) as the case may be; (b) any of the capital stock of AWI, VLC or any Route Business Subsidiary except in connection with an AWI Sale, VLC Sale or Route Business Subsidiary Sale, as the case may be, and where the Borrower prepays the Obligations in accordance with Section 4.2(d)(iii) or (e), as the case may be; (c) any of its property, not constituting Collateral, necessary or convenient to the performance of any Restricted Contract unless such Person reserves for itself all rights necessary to perform such Restricted Contract; or (d) all or any substantial part of its other assets except for: (i) sales of inventory or equipment in the ordinary course of business which shall include sales of EDS/AWI Scheduled Inventory where such sale is to a non-affiliate of the Borrower and the Borrower prepays the Loans in accordance with Section 4.2(d); (ii) sales of notes, lease receivables and contracts receivables in the ordinary course of business so long as the aggregate amount of the contingent liabilities of any or all of the Borrower or any of its Subsidiaries incurred in connection with such sales does not exceed $20,000,000.00; (iii) any AWI Sale or VLC Sale where the Borrower prepays the Obligations in accordance with Section 4.2(e); (iv) any Route Business Subsidiary Sale where Borrower prepays the Loans in accordance with Section 4.2(d)(iii); (v) licenses of any intellectual property necessary or convenient to VLC's or UWS' respective businesses of providing video gaming or computerized wagering systems or services (or licensing its respective technologies therefor) pursuant to non-exclusive Technology Licenses to a non-affiliate of the Borrower that, in the case of VLC, generates revenues subject to the Administrative Bank's security interest under the VLC Security Agreement; (vi) sales of up to $20,000,000.00 of assets by NSTC to non-affiliates of the Borrower; or (vii) other sales or dispositions of assets, not constituting Collateral or otherwise restricted by this
          Section 9.2, so long as the aggregate fair market value of the assets involved in all such transactions during any of the Borrower's fiscal years does not exceed $5,000,000.00; or"

          (i) Section 9.10(d) of the Credit Agreement is amended in its entirety to read as follows:

               "(d) Other Indebtedness incurred by the Borrower, AWI, VLC, UWS or NSTC so long as: (i) no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness;
          (ii) such incurrence would not cause the Pro Forma Consolidated Cash Flow Leverage Ratio to exceed 2.75 to 1.0 or the Pro Forma Consolidated Debt Service Coverage Ratio to be less than 1.75 to 1.0 as of the date on which such Indebtedness is proposed to be incurred;
          (iii) the Indebtedness incurred by AWI is for the purpose of financing the AWI's Consolidated Capital Expenditures with respect to a Third-Party Financed Material Contract; (iv) the Indebtedness incurred by all or any of the Borrower, VLC or UWS does not exceed the aggregate original principal amount $15,000,000.00; and (v) the aggregate original principal amount of any Indebtedness incurred by NSTC does not exceed $15,000,000.00;"

          (j) Section 9.10 of the Credit Agreement is further amended by respectively relettering subsections "(e)" and "(f)" as "(f)" and "(g)" and by adding the following new subsection "(e)":

               "(e) Indebtedness evidenced by the EDS Note; provided, however, that the amount of such permitted Indebtedness shall be reduced by principal payments thereon;"

          (k) Section 9.11 of the Credit Agreement is amended by respectively relettering subsections "(j)" and "(k)" as "(l)" and "(m)" and by adding the following new subsections "(j)" and "(k)":

               "(j) Liens granted by AWI securing only AWI's Indebtedness permitted by Section 9.10(d); provided, however, that such Lien attaches only to the relevant Third-Party Financed Material Contract, any software necessary for AWI's performance of such Third-Party Financed Material Contract, the equipment and inventory required to be provided by AWI pursuant to such Third-Party Financed Material Contract and the proceeds of any thereof and shall secure only the Indebtedness incurred to finance AWI's Consolidated Capital Expenditures related to such Third-Party Financed Material Contract;

               (k) Liens granted by the Borrower, AWI, VLC and UWS pursuant to the EDS Settlement Documents in effect on the date of the Fifth Amendment securing the Indebtedness evidenced by the EDS Note permitted by Section 9.10(e);"

          (l) Newly relettered Section 9.11(l) of the Credit Agreement is amended in its entirety to read as follows:

               "(l) Rights in favor of a party (other than the Borrower or any of its Subsidiaries or Related Parties) under a Material Contract or a Technology License";

          (m) Section 9.15 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 9.15 Restricted Payments. Purchase or redeem or otherwise acquire for value any shares of the Borrower's or any of its Subsidiaries' stock, declare or pay any dividends thereon (other than stock dividends), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's stock or set aside any funds for any such purpose, except that: (a) any of the Borrower's direct or indirect wholly-owned Subsidiaries may pay dividends to its corporate parent; (b) the Borrower and any of its Subsidiaries may consummate any transaction permitted by Section 9.1; or (c) the Borrower may make the Permitted Redemptions so long as any payment to EDS pursuant to the EDS Settlement Document are made only:
          (i) in accordance with the schedule established by the EDS Note in effect on the date of the Fifth Amendment; or (ii) as a result of the occurrence of an EDS Mandatory Prepayment Event where the amount of any such mandatory prepayment does not exceed the amount of the prepayment required by the terms of the EDS Note in effect on the date of the Fifth Amendment."

          (n) Section 9.17 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 9.17 Consolidated Net Worth. Permit, as of any Quarterly Measurement Date, its Consolidated Net Worth to be less than the sum of $81,400,000.00 plus 100% of the cumulative Consolidated Net Income (without any deduction for losses) earned on and after January 1, 1996; minus the lesser of: (a) $20,000,000.00; or (b) the excess of the actual amount of charges taken in the four consecutive fiscal quarter period commencing with the second quarter of the Borrower's 1996 fiscal year and ending with the first quarter of the Borrower's 1997 fiscal over the actual amount of gain realized upon the consummation of the EDS Settlement in such first quarter."

          (o) Section 9.18 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 9.18 Cash Flow Leverage Ratio. Permit, as of any Quarterly Measurement Date, the Consolidated Cash Flow Leverage Ratio to be greater than 2.75 to 1.0."

          (p) Section 9.19 of the Credit Agreement is amended in its entirety to read as follows:

               "Section 9.19 Debt Service Coverage Ratio. Permit, as of any Quarterly Measurement Date, the Consolidated Debt Service Coverage Ratio to be less than 1.75 to 1.0."

          (q) ARTICLE IX of the Credit Agreement is further amended by adding the following new Section 9.21:

               "Section 9.21 EDS Settlement. (a) Make any payment on the EDS Note or any other EDS Settlement Document except in accordance with the terms thereof in effect on the date of the Fifth Amendment; or (b) amend or modify any EDS Settlement Document."

          (r) Section 10.1(k) of the Credit Agreement is amended in its entirety to read as follows:

               "(k) (i) Any "Event of Default" (howsoever defined) shall occur under any EDS Settlement Document; or (ii) the maturity of any Indebtedness of any Loan Party (other than Indebtedness under this Agreement or the other Loan Documents or the Indebtedness under the EDS Note or any other EDS Settlement Document) in the aggregate amount of more than $1,000,000.00 for any or all of the Loan Parties shall be accelerated, or any Loan Party shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall have the effect of causing the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or."

          (s) Section 10.1(n) of the Credit Agreement is amended in its entirety to read as follows:

               "(n) Payment (by set-off or otherwise) of liquidated damages under any Material Contract in excess of $2,000,000.00 for any single occurrence, or $4,000,000.00 in the aggregate for all occurrences in any fiscal year; or Contract, unless such liquidated damages are: (i) covered by insurance and the insurer has agreed that its insurance policy insures the payment of the relevant liquidated damages; or (ii) being contested in good faith by appropriate proceedings; or."

          (t) Section 10.1 of the Credit Agreement is further amended by substituting a period for the semi-colon appearing at the end of Section 10.1(n) and by deleting the remainder of Section 10.1 following such period.

          (u) Exhibit H to the Credit Agreement is amended to conform to Exhibit H (Amended 1/97) attached hereto.

     2.2 Construction. All references in the Credit Agreement to "this
         ------------
Agreement," "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Lender that:

          (a) The execution, delivery and performance by the Borrower of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the documents required to be executed and delivered pursuant hereto;

          (b) The Credit Agreement as amended by this Amendment and the other Loan Documents to which any Loan Party is a party are the legal, valid and binding obligations of each Loan Party which is a party thereto and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies;

          (c) The VLT Shares, upon delivery to the Administrative Bank pursuant to Section 4.3(l) have been duly authorized, validly issued, fully paid and non-assessable. The VLT Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").


                    ARTICLE IV - CONDITIONS AND EFFECTIVENESS

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          4.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE VII of the Credit Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Credit Agreement and for changes that are required by the terms of this Amendment. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          4.2 Before and after giving effect to this Amendment, no Default or no Event of Default shall have occurred and be continuing under the Credit Agreement except for those expressly waived by the terms hereof. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          4.3 The Administrative Bank shall have received a duly executed copy of this Amendment and the following documents or other items appropriately completed and duly executed by the Borrower and the other Loan Parties where appropriate:

               (a) a Security Agreement, Pledge and Assignment: Equipment, Inventory Securities and Intellectual Property (the "IP Security Agreement") in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower, AWI, VLC and UWS together with UCC-1 Financing Statements in a form acceptable to the Banks appropriately completed and duly executed by each such Loan Party;

               (b) an Intercreditor Agreement in a form acceptable to the Administrative Bank, in its sole discretion, appropriately completed and duly executed by EDS, the Borrower, AWI, VLC and UWS;

               (c) a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (the "Deed of Trust") covering the Borrower's Bozeman, MT main office facility in the form provided by the Administrative Bank appropriately completed and duly executed by the Borrower together with UCC-1 Financing Statements in a form acceptable to the Administrative Bank appropriately completed and duly executed by the Borrower;

               (d) a Deed of Trust Parity Agreement in a form acceptable to the Administrative Bank, in its sole discretion, appropriately completed and duly executed by EDS, the Borrower, the Borrower and the Trustee;

               (e) a Consent in the form provided by the Administrative Bank appropriately completed and duly executed by each Guarantor;

               (f) recent UCC searches from the filing offices in all states required by the Banks which reflect that no Person holds a Lien in any of the Borrower's or any of its Subsidiaries' assets covered by the IP Security Agreement or the Deed of Trust other than Permitted Liens;

               (g) a certified copy of Resolutions of the Board of Directors of each Loan Party authorizing or ratifying the execution, delivery and performance of this Amendment and any other documents provided for in this Amendment;

               (h) a certificate by the Secretary or any Assistant Secretary of each Loan Party certifying the names of the officers of such Loan Party authorized to sign this Amendment and any other documents provided for in this Amendment together with a sample of the true signature of such officers;

               (i) an Opinion of Counsel to the Loan Parties in form and substance satisfactory to the Administrative Bank and the Bank;

               (j) an amendment fee of $50,000.00 in immediately available funds;

               (k) 35,000 shares of the Borrower's common stock (the "VLT Shares") issued in the name of First Bank National Association;

               (l) a Stock Agreement in a form acceptable to the Administrative Bank, in its sole discretion, appropriately completed and duly executed by the Borrower; and

               (m) such other approvals, opinions or documents as the Administrative Bank or the Bank may reasonably request.

                               ARTICLE V - GENERAL

     5.1 Expenses. The Borrower agrees to reimburse the Administrative Bank and
         --------
each Bank upon demand for all reasonable expenses, including reasonable fees of attorneys and legal expenses incurred by the Administrative Bank or such Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Administrative Bank and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement; provided, however, that the Borrower's obligations to reimburse the Administrative Bank and the Bank for its attorney's fees and legal expenses shall be limited to the sum of: (a) $20,000.00; (b) plus out-of pocket expenses; plus (c) any amount of attorney's fees incurred in connection with the preparation, and negotiation of the Intercreditor Agreement, the Deed of Trust Parity Agreement and the Bank License Agreement in excess of $5,000.00.

     5.2 Counterparts. This Amendment may be executed in as many counterparts as
         ------------
may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     5.3 Severability. Any provision of this Amendment which is prohibited or
         ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     5.4 Law. This Amendment shall be a contract made under the laws of the
         ---
State of Minnesota, which laws shall govern all the rights and duties hereunder.

     5.5 Successors: Enforceability. This Amendment shall be binding upon the
         --------------------------
Borrower , the Administrative Bank and each Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Bank and each Bank and the successors and assigns of the Administrative Bank and each Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     5.6 Recitals. The recitals hereto are incorporated herein by reference and
         --------
constitute an integral part of this Amendment.

     5.7 Acknowledgement and Release. In order to induce the Administrative Bank
         ---------------------------
and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Bank and the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Administrative Bank or the Bank for payment of the Obligations.

     5.8 Investment Representation. The Administrative Bank represents and
         -------------------------
warrants to the Borrower that the Administrative Bank is (a) an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, and (b) acquiring the VLT Shares for investment and not with a view to selling or otherwise distributing the VLT Shares. The Administrative Bank acknowledges that the VLT Shares have not been registered under the Securities Act.

                               ARTICLE VI - WAIVER

     The Administrative Bank and the Bank hereby waive:

          (a) the Borrower's compliance with Section 4.2(b)(iii) of the Credit Agreement for calendar year 1997; and

          (b) any Event of Default that would arise under Section 10.1(m) of the Credit Agreement because of the cancellation, termination or expiration of the Material Contract with Florida which expired on June 30, 1996 or of the Material Contract with Minnesota which will expire on August 13, 1997;

          (c) any Event of Default that would arise under Section 10.1(n) of the Credit Agreement because of the imposition of liquidated damages under the Minnesota Contract in excess of $2,000,000.00 for any single occurrence or $4,000,000.00 in the aggregate for all occurrences in any fiscal year so long as the amount of liquidated damages, net of recovered insurance proceeds, does not exceed $3,400,000.00.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                   VIDEO LOTTERY TECHNOLOGIES, INC., a
                                   Delaware corporation


                                   By:       /S/ DENA ROSENZWEIG
                                       ----------------------------------------
                                   Title: General Counsel & Assistant Secretary



                                   FIRST BANK NATIONAL ASSOCIATION, AS
                                   ADMINISTRATIVE BANK AND A BANK


                                   By        /S/LARRY E. MCCABE
                                        ---------------------------------------
                                   Its  Assistant Vice President